Exhibit 99.1

TrueCar Reports Record First Quarter 2015 Financial Results

•                  Record first quarter total revenue of $58.6 million; and record first quarter transaction revenue of $54.3 million.

•                  Record first quarter Adjusted EBITDA1 of $4.3 million, representing an Adjusted EBITDA margin of 7.3%, up from $1.0 million for the first quarter of 2014, representing an Adjusted EBITDA margin of 2.3%.

•                  First quarter Non-GAAP net income2 of $0.1 million, or $0.00 per share, compared to Non-GAAP net loss of $(2.5) million, or $(0.04) per share, in the first quarter of 2014.

•                  First quarter net loss of $(11.6) million, or $(0.14) per share, compared to net loss of $(9.9) million, or $(0.17) per share, in the first quarter of 2014.

•                  TrueCar users purchased 168,559 units from TrueCar Certified Dealers, up 34% year-over-year.

•                  Franchise Dealer Count3 grew by 1,898 dealers or 26% year-over-year to a record 9,108. Total TrueCar Certified Dealers, which includes non-franchise dealers, was 10,680 as of March 31, 2015, also a record.

SANTA MONICA, Calif., May 7, 2015 – TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling platform, today announced its financial results for the first quarter ended March 31, 2015.

Management Commentary

“We had a strong start to 2015 and are encouraged by the momentum we are carrying into the seasonally strongest part of our fiscal year,” said Scott Painter, Founder and Chief Executive Officer of TrueCar.  “We recorded record revenues of $58.6 million and record Adjusted EBITDA of $4.3 million.  Once again, the TrueCar branded channel powered our record performance with 3.8 million monthly unique visitors, and 70,000 unit sales, representing growth of nearly 60% year over year for both metrics.

1  Adjusted EBITDA is a Non-GAAP financial measure.  Refer to its definition and accompanying reconciliation to GAAP Net Loss below.

2 Non-GAAP Net Income (Loss) is a Non-GAAP financial measure.  Refer to its definition and accompanying reconciliation to GAAP Net Loss below.

3 Franchise Dealer Count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups.

With TrueCar’s position as the objective standard for trusted pricing information solidified, we turn our attention to better serving the needs of the entire ecosystem: The car buying public; retailers; and the OEMs.  The most tangible outputs of that effort to date are the release of the Model Showcase and TrueCash, launched earlier this week.

The Model Showcase is an entirely different visual experience using high-resolution photography, embedded video and other high quality content provided by the OEM at no cost to them.  This visually compelling experience helps manufacturers present their brands in our environment in the best way possible.  We have launched the Model Showcase with several manufacturers, including: BMW, Chrysler, Dodge, Fiat, Hyundai, Jeep, and Ram.  We are in discussions with others to get them on the platform as well.  If you want to see Model Showcase in its full, feature-rich glory, update the TrueCar app on your mobile device or visit TrueCar.com on the desktop, and navigate to the Fiat 500 page.

We are excited to announce the launch of TrueCash.  This is our new product designation that essentially consolidates the targeted incentives business; including the selective distribution of incentives for affinity group members, the incentive delivery capabilities of the Live Prospect product, and the specialized incentive delivery capability that we have to target the right incentive to the right consumer at the right time.  With the launch of TrueCash across the TrueCar platform, within both our affinity environments as well as within our TrueCar-branded environments, automakers are now able to use TrueCash to offer consumers targeted incentives based on demographic, psychographic, geographic, and other behavioral data and only pay when those incentives have resulted in a successful sale.

We also continue to design new mobile products aimed at improving the car buying experience for both the consumer and the dealer. Taken in their entirety, these new capabilities solidify our market leading position and set the stage for future accelerated financial performance.”

First Quarter 2015 Financial Highlights

•                  Record total revenues of $58.6 million and record transaction revenues of $54.3 million.

•                  Record Adjusted EBITDA of $4.3 million, representing an Adjusted EBITDA margin of 7.3%, up from $1.0 million in the first quarter of 2014, representing an Adjusted EBITDA margin of 2.3%.

•                  Non-GAAP net income of $0.1 million, or $0.00 per share, compared to Non-GAAP net loss of $(2.5) million, or $(0.04) per share, in the first quarter of 2014.

•                  Net loss of $(11.6) million, or $(0.14) per basic and diluted share, compared to a net loss of $(9.9) million, or $(0.17) per basic and diluted share, in the first quarter of 2014.

Key Operating Metrics

•                  The number of average monthly unique visitors4 increased 40% to a record 5.5 million for the first quarter of 2015, up from approximately 3.9 million in the first quarter of 2014.

•                  The number of units5 increased 34% to 168,559 in the first quarter of 2015, up from 125,980 in the first quarter of 2014.

•                  Monetization6 was $322 during the first quarter of 2015, also an all time record.

•                  Franchise Dealer Count increased to a record 9,108 at March 31, 2015, representing nearly 30% of all new car franchises and year-over-year growth of 26%.

•                  Quarterly net dealer additions were 607 in the first quarter of 2015, also a record.

Business Outlook

TrueCar’s guidance for the second quarter ending June 30, 2015 is as follows:

•                  Revenues are expected to be in the range of $67.0 million to $69.0 million, on units of 205,000 – 210,000.

•                  Adjusted EBITDA is expected to be in the range of $5.5 million to $6.5 million.

TrueCar is reiterating guidance for the full year ending December 31, 2015 as follows:

•                  Revenues are expected to be in the range of $280.0 million to $290.0 million, on units of approximately 825,000.

•                  Adjusted EBITDA is expected to be in the range of $26.6 million to $29.0 million.

Conference Call Information

Members of TrueCar management will host a conference call today, May 7, 2015, to discuss the first quarter results at 4:30 p.m. Eastern Time. To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13607379. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at ir.true.com and will be archived online for 90 days upon completion of the conference call. A telephonic replay of the call will also be available until 11:59 p.m. Eastern Time, on Thursday, May 21, 2015, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13607379.  TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), as well as certain Twitter accounts (@truecar, @TheScottPainter and @johnkrafcik) and the company’s Facebook page (www.facebook.com/truecar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

4 Average Monthly Unique Visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

5 Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

6 Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s outlook for the second quarter and full year 2015, accelerated financial performance, the performance of the TrueCar branded channel, growth of the TrueCar platform, development and performance of new TrueCar products, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements.  Among the risks and uncertainties that could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements include: the ability to manage growth especially in light of the company’s limited operating history; dependence upon affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to TrueCar’s business; the ability to compete effectively in an increasingly competitive market and to enhance TrueCar’s brand; the ability to continue to expand TrueCar’s dealer network and increase the number of transactions between the dealer network and users of the TrueCar platform, the ability to successfully develop and introduce complementary new products to address target markets, including OEMs, and to continue to enhance TrueCar’s mobile solutions; macro-economic issues that affect the automobile industry; security breaches or other service disruptions; TrueCar’s ability to protect its intellectual property rights; the ability to successfully resolve litigation to which TrueCar is subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, and its Quarterly Report on Form 10-Q to be filed with the SEC. Moreover, the company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the company may make.  All forward-looking statements in this press release are based on information available to TrueCar as of the date hereof, and except as required by law, TrueCar assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Non-GAAP net income (loss), and Non-GAAP net income (loss) per share.  We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, non-cash warrant expense, change in the fair value of contingent consideration, ticker symbol acquisition costs, certain legal costs, a legal settlement, IPO-related expenses and transaction costs from acquisitions. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, non-cash warrant expense, transaction costs from acquisitions, change in the fair value of contingent consideration, ticker symbol acquisition costs, IPO-related expenses, certain legal costs and a legal settlement. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. No adjustment for legal fees or other costs associated with the complaint filed against us purportedly on behalf of automotive dealers who are not on the TrueCar platform in March 2015 are reflected in the reconciliations below as no such costs had been incurred as of March 31, 2015, however such costs will be excluded from Adjusted EBITDA when incurred. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

We believe that Adjusted EBITDA and Non-GAAP net income (loss) are useful because they facilitate operating performance comparisons on a period-to-period basis as they exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance.

Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the cash costs to advance our claims in respect of certain litigation.

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) consider the potentially dilutive impact of shares issued or to be issued in connection with share-based compensation or warrant issuances; and

•                  Other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling mobile marketplace, gives consumers transparent insight into what others paid and access to guaranteed savings off MSRP from TrueCar Certified Dealers. TrueCar’s network of more than 10,000 trusted Certified Dealers is committed to providing upfront pricing information and a hassle-free buying experience. TrueCar powers car-buying programs for some of the largest U.S. membership and service organizations, including AARP, American Express, AAA and USAA. Not all program features are available in all states. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow us on Facebook or Twitter.

INVESTOR CONTACTS:

Alison Sternberg

Vice President, Investor Relations and Administration

O: 800.200.2000 x 8771

investors@true.com

Laura Bainbridge

Addo Communications

O: 310.829.5400

investors@true.com

MEDIA CONTACT:

Alan Ohnsman

Senior Vice President & Chief Communications Officer

O: 800.200.2000 x 8044

AOhnsman@truecar.com

TrueCar, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$58,554	$43,930
Costs and operating expenses:
Cost of revenue	5,791	3,720
Sales and marketing	31,709	27,767
Technology and development	9,760	7,330
General and administrative	18,769	11,517
Depreciation and amortization	3,925	3,114
Total costs and operating expenses	69,954	53,448
Loss from operations	(11,400)	(9,518)
Interest income	20	17
Interest expense	(45)	(170)
Other income	11	—
Loss before provision for income taxes	(11,414)	(9,671)
Provision for income taxes	209	250
Net loss	$(11,623)	$(9,921)
Net loss per share:
Basic and diluted	$(0.14)	$(0.17)
Weighted average common shares outstanding, basic and diluted	80,461	60,102

TrueCar, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$143,069	$147,539
Accounts receivable	28,939	28,748
Prepaid expenses	4,585	5,193
Other current assets	1,081	3,040
Total current assets	177,674	184,520
Property and equipment, net	56,127	30,731
Goodwill	53,270	53,270
Intangible assets, net	26,914	27,949
Other assets	688	482
Total assets	$314,673	$296,952

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$12,339	$12,826
Accrued employee expenses	6,839	14,245
Accrued expenses and other current liabilities	15,124	11,783
Total current liabilities	34,302	38,854
Deferred tax liabilities	2,448	2,245
Lease financing obligations	26,554	6,093
Other liabilities	626	562
Total liabilities	63,930	47,754

Commitments and contingencies

Stockholders’ Equity
Common stock	8	8
Additional paid-in capital	473,347	460,179
Accumulated deficit	(222,612)	(210,989)
Total stockholders’ equity	250,743	249,198
Total liabilities and stockholders’ equity	$314,673	$296,952

TrueCar, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015		2014

Net loss	$(11,623)		$(9,921)
Non-GAAP Adjustments:
Interest income	(20)		(17)
Interest expense	45		170
Depreciation and amortization	3,925		3,114
Stock-based compensation	9,453		4,144
Warrant expense	(147)		2,335
Ticker symbol acquisition costs	-		803
Certain litigation costs	2,443	(1)	120	(1)
Provision for income taxes	209		250
Adjusted EBITDA	$4,285		$998

(1) The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters.  We have not historically excluded these costs from Adjusted EBITDA; however, as we have incurred increasing costs to advance our claim, we believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TrueCar, Inc.

Reconciliation of Net Loss to Non-GAAP Net Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Net loss	$(11,623)	$(9,921)
Non-GAAP Adjustments:
Stock-based compensation	9,453	4,144
Warrant expense	(147)	2,335
Ticker symbol acquisition costs	-	803
Certain litigation costs	2,443	(1) 120	(1)
Legal Settlement	-	-
Non-GAAP net income (loss)	$126	$(2,519)

Non-GAAP net income (loss) per share:
Basic	$0.00	$(0.04)
Diluted	$0.00	$(0.04)

Weighted average common shares outstanding:
Basic	80,461	60,102
Diluted	92,361	60,102

(1) The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters.  We have not historically excluded these costs from Adjusted EBITDA; however, as we have incurred increasing costs to advance our claim, we believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.